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                                                                    Exhibit 10.8



                              MKS INSTRUMENTS, INC.

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                                 2001 AMENDMENT



     Whereas, the above titled plan (the "Plan") was adopted by the Board of Directors (the "Board") of MKS Instruments, Inc. (the "Company") and

     Whereas, Section 17 of the Plan provides that the Board may at any time, and from time to time, amend this Plan in any respect,

     Now therefore, the Plan is hereby amended, effective for the Plan Period beginning June 1, 2001, as follows:

     Section 2(a) is amended by deleting the requirement that a person be employed by the Subsidiary for "at least six (6) months prior to enrolling in the Plan" and substituting a requirement that a person be employed for "at least three (3) months prior to enrolling in the Plan."

     Now therefore, the Plan is hereby further amended, effective for the Plan Period beginning June 1, 2001, as follows:

     The first paragraph of Section 9 is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

     "9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares (fractional or whole) of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the results by the closing price (as defined below) on the Offering Commencement Date of such Plan Period."


                            Adopted by the Board of Directors on April 19, 2001.